Exhibit 32.a
POLARIS INDUSTRIES INC.
STATEMENT PURSUANT TO 18 U.S.C. §1350
I, Thomas C. Tiller, Chief Executive Officer of Polaris Industries Inc., a Minnesota corporation (the “Company”), hereby certify as follows:
1.	This statement is provided pursuant to 18 U.S.C. § 1350 in connection with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2007 (the “Periodic Report”);
2.	The Periodic Report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and
3.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods indicated therein.

Date: July 31, 2007	/s/ Thomas C. Tiller
Thomas C. Tiller
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Polaris Industries Inc. and will be retained by Polaris Industries Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

24 of 25